Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-38665

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 28, 1997)

                             PYR ENERGY CORPORATION

     PYR Energy Corporation (the "Company") extended until June 30, 1998 the date by which the Company's outstanding Warrants to purchase shares of Common Stock for $1.75 per share (the "Class B Warrants") may be exercised. The previous exercise expiration date for the Class B Warrants was April 15, 1998.

                                  ************